Exhibit 3.1

CERTIFICATE OF CORPORATE DOMESTICATION

OF

KINGSWAY FINANCIAL SERVICES INC.

CERTIFICATE OF CORPORATE DOMESTICATION

OF

KINGSWAY FINANCIAL SERVICES INC.

The undersigned, presently a corporation organized and existing under the laws of Canada, for the purposes of domesticating a corporation under Section 388 of the General Corporation Law of the State of Delaware, does certify that:

1.	Kingsway Financial Services Inc. (the “Corporation”) was first formed, incorporated, or otherwise came into being on September 19, 1989 in the jurisdiction of Ontario, Canada.

2.

The name of the Corporation immediately prior to the filing of this certificate of corporate domestication pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware was:

KINGSWAY FINANCIAL SERVICES INC.

3.	The name of the Corporation as set forth in its certificate of incorporation to be filed in accordance with Section 388(b) of the General Corporation Law of the State of Delaware is:

KINGSWAY FINANCIAL SERVICES INC.

4.

The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the Corporation, or other equivalent thereto under applicable law immediately prior to the filing of this certificate of corporate domestication pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware is Ontario, Canada.

5.

The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the Corporation and the conduct of its business or by applicable non-Delaware law, as appropriate.

6.	The effective time of this certificate of corporate domestication shall be .

*    *    *    *    *

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this             day of                    , 2018.

KINGSWAY FINANCIAL SERVICES INC. an Ontario corporation

By:
Name:
Title:

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